                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Kimco Realty Corporation on Form S-3, (File No. 333-37285) of our report dated January 20, 1998 on our audit of the Combined Historical Summary of Revenue and Certain Operating Expenses of Certain Acquired Properties as of December 31, 1996, which report is included in this Current Report on Form 8-K.



                                            COOPERS & LYBRAND L.L.P.




New York, New York
January 21, 1998

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